Exhibit 10.02

THE FEDERAL HOME LOAN BANK

OF NEW YORK

AMENDED AND RESTATED BENEFIT EQUALIZATION PLAN

Effective as of January 1, 2015

BENEFIT EQUALIZATION PLAN

INTRODUCTION

The purpose of this Benefit Equalization Plan is to provide to certain employees of the Bank the benefits which would have been payable under the Comprehensive Retirement Program of the Financial Institutions Retirement Fund, but for the limitations placed on benefits and contributions for such employees by Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986.

The Plan is unfunded and all benefits payable under this Plan shall be paid solely out of the general assets of the Bank. No benefits under this Plan shall be payable by the Financial Institutions Retirement Fund or its assets or by the Financial Institutions Thrift Plan or its assets.

Article 1. Definitions

When used in the Plan, the following terms shall have the following meanings:

1.01                        “Actuary” means the independent consulting actuary retained by the Bank to assist the Committee in its administration of the Plan.

1.02                        “Bank” means the Federal Home Loan Bank of New York and each subsidiary or affiliated company thereof which participates in the Plan.

1.03                        “Beneficiary” means the beneficiary or beneficiaries designated in accordance with Article 5 of the Plan to receive the benefit, if any, payable upon the death of a Member of the Plan.

1.04                        “Board of Directors” means the Board of Directors of the Bank.

1.05                        “Committee” means the Nonqualified Plan Committee appointed by the Board of Directors pursuant to Section 7.01 to administer the Plan.

1.06                        “IRC” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

1.07                        “IRC Limitations” mean the cap on compensation taken into account by a plan under IRC Section 401(a)(17) and the overall limitations on contributions and benefits imposed on qualified plans by IRC Section 415, as such provisions may be amended from time to time, and any similar successor provisions of federal tax law.

1.08                        “Member” means any person included in the membership of the Plan as provided in Article 2.

1.09                        “Plan” means The Federal Home Loan Bank of New York Benefit Equalization Plan, as set forth herein and as amended from time to time.

1.10                        “Retirement” means and refers to the Separation from Service of a Member under circumstances entitling the Member to a benefit from and under the terms of the Retirement Fund.

1.11                        “Retirement Fund” means the Pentegra Defined Benefit Plan for Financial Institutions, a qualified and tax-exempt defined benefit pension plan and trust under IRC Sections 401(a) and 501(a), and the governing Retirement Fund thereof, as adopted by the Bank.

1.12                        “Separation from Service” has the meaning set forth in Section 1.409A-1(h) of the Regulations promulgated under IRC Section 409A.

Article 2. Membership

2.01                        Each employee of the Bank who is included in the membership of the Retirement Fund shall become a Member of the Plan on the later of (i) the date on which the Committee shall determine, in its sole and absolute discretion, that he is entitled to membership in the Plan and (ii) the earliest date on which a benefit under the Retirement Fund is limited by IRC Section 401(a)(17) or 415.  If, on the date that payment of a Member’s benefit from the Retirement Fund commences, the Member is not entitled to receive a benefit under Article 3.01 of the Plan, his membership in the Plan shall terminate on such date.

2.02                        Notwithstanding any other provision of this Plan to the contrary, the Committee, in its sole and absolute discretion, shall exclude from membership and participation in the Plan any employee who is not one of a select group of management and highly compensated employees, or who does not meet such criteria and requirements for membership in the Plan as the Committee shall fix and determine.

Article 3. Amount and Payment of Pension Benefits

3.01                        The amount, if any, of the annual benefit payable to or on account of a Member pursuant to the Plan shall equal (i) minus (ii), but not less than zero, as determined by the Committee, where:

(i) is the annual benefit (as calculated by the Retirement Fund on the basis of the form of payment elected under the Retirement Fund by the Member) that would otherwise be payable to or on account of the Member by the Retirement Fund under the Retirement Fund if the provisions of the Retirement Fund were administered (A) without regard to the limitations imposed by Sections 401(a)(17) and 415 of the IRC; and (B) as if (x) the applicable annual salary rate did not exclude overtime and incentive compensation payments; and (y) the applicable benefit multiplier used to calculate a Member’s total pension benefit was 2% ; and

(ii) is the annual benefit (as calculated by the Retirement Fund on the basis of the form of payment elected under the Retirement Fund by the Member) that is payable to or on account of the Member by the Retirement Fund under the Retirement Fund after giving effect to any reduction of such benefit required by the limitations imposed by Sections 401(a)(17) and 415 of the IRC and otherwise determined in accordance with the terms of the Retirement Fund as it may be amended from time to time.

For purposes of this Section 3.01, “annual benefit” includes any “Active Service Death Benefit,” “Retirement Adjustment Payment,” “Annual Increment” and “Single Purchase Fixed Percentage Adjustment” which the Bank has elected to provide its employees under the Retirement Fund and shall be in the form of a life annuity within the meaning of Section 1.409A-2(b)(2)(ii) of the Regulations promulgated under IRC Section 409A.

3.02                        Unless the Member elects an optional form of payment under this Article 3 pursuant to Section 3.03 of the Plan, the annual benefit, if any, payable to or on account of a Member under Section 3.01 of the Plan shall be converted by the Actuary and shall be payable to or on account of the Member in the “Regular Form” of payment, utilizing for that purpose the same actuarial factors and assumptions then used by the Retirement Fund to determine actuarial equivalence under the Retirement Fund. For purposes of the Plan, the “Regular Form” of payment means an annual benefit payable for the Member’s lifetime and the death benefit described in Section 3.04 of the Plan.

3.03                        (a)  A Member may, with the prior written consent of the Committee, elect in writing prior to the making of any annuity payment under this Article 3 to have the annual benefit, if any, payable to or on account of a Member under Section 3.02 of the Plan converted by the Actuary to any optional form of payment then permitted under the Retirement Fund that is a life annuity within the meaning of Section 1.409A-2(b)(2)(ii) of the Regulations promulgated under IRC Section 409A other than the “Regular Form” of payment and that is actuarially equivalent to the “Regular Form” of payment.  The Actuary shall utilize for the purpose of that conversion the same actuarial factors and assumptions then used by the Retirement Fund to determine actuarial equivalence under the Retirement Fund.

(b)  If a Member who had elected an optional form of payment under this Section 3.03 dies after the date his benefit payments under the Plan had commenced, the only death benefit, if any, payable under the Plan in respect of said Member shall be the amount, if any, payable under the optional form of payment which the Member had elected under the Plan. If a Member who had elected an optional form of payment under this Section 3.03 dies before the date his benefit payments under the Plan commence, his election of an optional form of benefit shall be inoperative.

(c)  An election of an optional form of payment under this Section 3.03 may be made only on a form prescribed by the Committee and filed by the Member with the Committee prior to the commencement of payment of his benefit under Section 3.02 of the Plan.

3.04                        Upon the death of a Member who had not elected an optional form of payment under Section 3.03 of the Plan, a death benefit shall be paid to the Member’s beneficiary in a lump sum equal to the excess, if any, of (i) over (ii), where:

(i)                                     is an amount equal to twelve (12) times the annual benefit, if any, payable under Section 3.02 of the Plan; and

(ii)                                  is the sum of the benefit payments, if any, which the Member had received under this Article 3.

3.05                        If a Member to whom an annual benefit is payable under this Article 3 dies before commencement of the payment of his benefit, the death benefit payable under Section 3.02 of the Plan shall be payable to the Member’s beneficiary as if the payment of the Member’s benefit had commenced on the first day of the month in which his death occurred.

3.06                        The annual benefit, if any, payable to or on account of a Member under this Article 3 shall commence to be paid no earlier than (i) the Member’s Separation from Service, (ii) the date the Member becomes disabled, within the meaning of IRC Section 409A(a)(2)(c), or (iii) the Member’s death, and the time or schedule of payments shall not be accelerated except as provided in Regulations promulgated pursuant to IRC Section 409A, nor shall any payment of benefits be deferred to a date other than the date fixed for such payment.  Such annual benefit shall be paid in monthly installments commencing on the first day of the month next following the Member’s Separation from Service constituting the Member’s Retirement under the Retirement Fund, except that no benefits shall be paid prior to the date such annual benefit can be definitely determined by the Committee.  Nothing in this Plan shall be deemed to make the payment of benefits to a Member under this Article 3 dependent upon the commencement of the payment of benefits to the Member under the Retirement Fund.

  Article 4.  OMITTED INTENTIONALLY

Article 5.  Source and Method of Payments

All payments of benefits under the Plan shall be paid from, and shall only be a general claim upon, the general assets of the Bank, notwithstanding that the Bank, in its discretion, may establish a bookkeeping reserve or a grantor trust (as such term is used in IRC Sections 611 through 677) to reflect or to aid it in meeting its obligations under the Plan with respect to any Member or prospective Member or beneficiary; provided, that no contributions to such a grantor trust shall be made by the Bank during any “restricted period” as such term is defined in IRC Section 409(A)(b)(3)(B).  No benefit whatever provided by the Plan shall be payable from the assets of the Retirement Fund or the Thrift Plan.  No Member shall have any right, title or interest whatever in or to any investments which the Bank may make or any specific assets which the Bank may reserve to aid it in meeting its obligations under the Plan.

Article 6. Designation of Beneficiaries

6.01                        Each Member of the Plan may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his death. A Member may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Member’s death, and in no event shall it be effective as of a date prior to such receipt.

6.02                        If no such beneficiary designation is in effect at the time of a Member’s death, or if no designated beneficiary survives the Member, or if, in the opinion of the Committee, such designation conflicts with applicable law, the Member’s estate shall be deemed to have been designated as his beneficiary and shall be paid the amount, if any, payable under the Plan upon the Member’s death. If the Committee is in doubt as to the right of any person to receive such amount, the Committee may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Committee may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Bank therefore.

Article 7. Administration of the Plan

7.01                        The Board of Directors has delegated to the Nonqualified Plan Committee, subject to those powers which the Board has reserved as described in Article 8 of the Plan, general authority over and responsibility for the administration and interpretation of the Plan. The Committee shall have full power and authority to interpret and construe the Plan, and to make all determinations considered necessary or advisable for the administration of the Plan and any trust referred to in Article 5 of the Plan, and the calculation of the amount of benefits payable thereunder, and to review claims for benefits under the Plan. The Committee’s interpretations and constructions of the Plan and its decisions or actions thereunder shall be binding and conclusive on all persons for all purposes.

7.02                        If the Committee deems it advisable, it shall arrange for the engagement of the Actuary and legal counsel and certified public accountants (who may be counsel to or accountants for the Bank), and other consultants, and make use of agents and clerical or other personnel, for purposes of the Plan. The Committee may rely upon the written opinions of such Actuary, counsel, accountants and consultants, and upon any information supplied by the Retirement Fund for purposes of Article 3 of the Plan, and delegate to any agent or to any subcommittee or Committee member its authority to perform any act hereunder, including, without limitation, those matters involving the exercise of discretion; provided, however, that such delegation shall be subject to revocation at any time at the discretion of the Committee. The Committee shall report to the Board of Directors, or to a committee designated by the Board, at such intervals as shall be specified by the Board or such designated committee, with regard to the matters for which it is responsible under the Plan.

7.03                        The Committee shall consist of at least three individuals, each of whom shall be appointed by, shall remain in office at the will of, and may be removed, with or without cause, by, the Board of Directors.  Any Committee member may resign at any time. No Committee member shall be entitled to act on or decide any matters relating solely to such member or any of his rights or benefits under the Plan. The Committee member shall not receive any special compensation for serving in such capacity but shall be reimbursed for any reasonable expenses incurred in connection therewith. No bond or other security need be required of the Committee or any member thereof in any jurisdiction.

7.04                        The Committee shall elect or designate its own Chairman, establish its own procedures and the time and place for its meetings and provide for the keeping of minutes of all meetings. Any action of the Committee may be taken upon the affirmative vote of a majority of the members at a meeting or, at the direction of its Chairman, without a meeting by mail or telephone, provided that all of the Committee members are informed in writing of the vote.

7.05                        All claims for benefits under the Plan shall be submitted in writing to the Chairman of the Committee. Written notice of the decision on each such claim shall be furnished with reasonable promptness to the Member or his beneficiary (the “claimant”). The claimant may request a review by the Committee of any decision denying the claim in whole or in part. Such request shall be made in writing and filed with the Committee within 30 days of such denial. Written notice of the decision on review shall be furnished to the claimant not later than 90 days following the Committee’s receipt of the request for review. The Committee may hold any hearing or conduct any independent investigation which it deems desirable to render its decision and the decision on review shall be made as soon as feasible after the Committee’s receipt of the request for review. Written notice of the decision on review shall be furnished to the claimant. For all purposes under the Plan, such decisions on claims (where no review is requested) and decisions on review (where review is requested) shall be final, binding and conclusive on all interested persons as to all matters relating to the Plan.

7.06                        All expenses incurred by the Committee in its administration of the Plan shall be paid by the Bank.

Article 8. Amendment and Termination

The Board of Directors may amend, suspend or terminate, in whole or in part, the Plan without the consent of the Committee or any Member, beneficiary or other person, except that no amendment, suspension or termination shall retroactively impair or otherwise adversely affect the rights of any Member, beneficiary or other person to benefits under the Plan which have accrued prior to the date of such action, as determined by the Committee in its sole discretion. The Committee may adopt any amendment or take any other action which may be necessary or appropriate to facilitate the administration, management and interpretation of the Plan or to conform the Plan thereto, provided any such amendment or action does not have a material effect on the then currently estimated cost to the Bank of maintaining the Plan.

Article 9. General Provisions

9.01                        The Plan shall be binding upon and inure to the benefit of the Bank, and its successors and assigns, and the Members, and their successors, assigns, designees and estates. The Plan shall also be binding upon and inure to the benefit of any successor organization succeeding to substantially all of the assets and business of the Bank, but nothing in the Plan shall preclude the Bank from merging or consolidating into or with, or transferring all or substantially all of its assets to, another organization which assumes the Plan and all obligations of the Bank hereunder. The Bank agrees that it will make appropriate provision for the preservation of Members’ rights under the Plan in any agreement or plan which it may enter into to effect any merger, consolidation, reorganization or transfer of assets. Upon such a merger, consolidation, reorganization or transfer of assets and assumption of Plan obligations of the Bank, the term “Bank” shall refer to such other organization and the Plan shall continue in full force and effect.

9.02                        Neither the Plan nor any action taken thereunder shall be construed as giving to a Member the right to be retained in the employ of the Bank or as affecting the right of the Bank to dismiss any Member from its employ.

9.03                        The Bank shall withhold or cause to be withheld from all benefits payable under the Plan all federal, state, local or other taxes required by applicable law for be withheld with respect to such payments.

9.04                        No right or interest of a Member under the Plan may be assigned, sold, encumbered, transferred or otherwise disposed of and any attempted disposition of such right or interest shall be null and void.

9.05                        If the Committee shall find that any person to whom any amount is or was payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment, or any part thereof, due to such person or his estate (unless a prior claim therefore has been made by a duly appointed legal representative), may, if the

Committee is so inclined, be paid to such person’s spouse, child or other relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be in complete discharge of the liability of the Plan and the Bank therefor.

9.06                        To the extent that any person acquires a right to receive payments from the Bank under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Bank.

9.07                        All elections, designations, requests, notices, instructions and other communications from a Member, beneficiary or other person to the Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first-class mail or delivered to such location as shall be specified by the Committee and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.

9.08                        The benefits payable under the Plan shall be in addition to all other benefits provided for employees of the Bank and shall not be deemed salary or other compensation by the Bank for the purpose of computing benefits to which he may be entitled under any other plan or arrangement of the Bank.

9.09                        No Committee member shall be personally liable by reason of any instrument executed by him or on his behalf, or action taken by him, in his capacity as a Committee member nor for any mistake of judgment made in good faith. The Bank shall   indemnify and hold harmless the Retirement Fund and each Committee member and each employee, officer or director of the Bank or the Retirement Fund, to whom any duty, power, function or action in respect of the Plan may be delegated or assigned, or from whom any information is requested for Plan purposes, against any cost or expense (including fees of legal counsel) and liability (including any sum paid in settlement of a claim or legal action with the approval of the Bank) arising out of anything done or omitted to be done in connection with the Plan, unless arising out of such person’s fraud or bad faith.

9.10                        As used in the Plan, the masculine gender shall be deemed to refer to the feminine, and the singular person shall be deemed to refer to the plural, wherever appropriate.

9.11                        The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and shall not in any manner define or limit the scope or intent of any provisions of the Plan.

9.12                        The Plan shall be construed according to the laws of the State of New York in effect from time to time.

Pursuant to the authority granted to the Nonqualified Plan Committee of the Federal Home Loan Bank of New York by Article 8 of the Benefit Equalization Plan and by said Nonqualified Plan Committee to the undersigned, the attached instrument is hereby adopted as the Amended and Restated Benefit Equalization Plan of the Federal Home Loan Bank of New York, effective on and as of January 1, 2015.

/s/ Mildred Tse-Gonzalez
Mildred Tse-Gonzalez
Director of Human Resources

Dated: April 13, 2015

Attest:

/s/ Brian Finnegan
Brian Finnegan
Assistant Corporate Secretary